Registration No. 333-__________

As filed with the Securities and Exchange Commission on August 1, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CarParts.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2050 W. 190th Street, Suite 400 Torrance, CA (Address of Principal Executive Offices)	90504 (Zip Code)

CARPARTS.COM, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Alfredo Gomez
General Counsel
CarParts.com, Inc.
2050 W. 190th Street, Suite 400
Torrance, California 90504
(Name, address of agent for service)

(424) 702-1455
(Telephone number, including area code,
of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Smaller reporting company	☐
Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CarParts.com, Inc. (the “Company” or the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of common stock of the company, par value $0.001 (the “Common Stock”) for issuance under the Company’s 2021 Employee Stock Purchase Plan (the “Plan”). The Registrant previously registered shares of Common Stock for issuance under the Plan on June 30, 2021 (Commission File No. 333-257580) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of CarParts.com, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)	the Company's Annual Report on Form 10‑K for the fiscal year ended December 31, 2022;
(b)	the Company’s definitive proxy statement on Schedule 14A filed on April 28, 2022;
(c)	the Company's Quarterly Report on Form 10‑Q for the quarter ended April 1, 2023;
(d)	the Company's Current Reports on Form 8-K filed with the SEC on February 7, 2023 and May 26, 2023; and
(e)
the description of the Common Stock, as contained in the Registration Statement on Form 8‑A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as updated by the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed under the Exchange Act for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Alfredo Gomez.  Mr. Gomez is General Counsel of the Company and is compensated by the Company as an employee.  Mr. Gomez owns 565,734 shares of Common Stock, 281,702 restricted stock units that are payable in an equivalent number of shares of Common Stock (with performance-based restricted stock unit awards included at the target level of performance), and Company stock options to acquire up to an additional 233,216 shares of Common Stock. Mr. Gomez is eligible to purchase Common Stock under the Plan.

Item 8.	Exhibits.
Exhibit No.	Description of Exhibit

4.1
Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc. as filed with the Delaware Secretary of State on February 14, 2007 (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10 K filed with the Securities and Exchange Commission on April 2, 2007).

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of CarParts.com, Inc., dated as of July 27, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2020).

4.3
Amended and Restated Bylaws of CarParts.com, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2023).

4.4
Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 2, 2006).

5.1	Opinion of Counsel (opinion re legality).

23.1	Consent of RSM US LLP (consent of independent registered public accounting firm)..

23.2	Consent of Counsel (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in this Registration Statement under “Signatures”).

99.1
CarParts.com, Inc. Amended 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2021).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on August 1, 2023.

CARPARTS.COM, INC.

By:	/s/ David Meniane
Name:	David Meniane
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alfredo Gomez, David Meniane and Ryan Lockwood, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Meniane	Chief Executive Officer and Director	August 1, 2023
Davide Meniane	(Principal Executive Officer)

/s/ Ryan Lockwood	Chief Financial Officer	August 1, 2023
Ryan Lockwood	(Principal Financial Officer)

/s/ Warren B. Phelps III	Chairman of the Board	August 1, 2023
Warren B. Phelps III

/s/ Jim Barnes	Director	August 1, 2023
Jim Barnes

/s/ Lisa Costa	Director	August 1, 2023
Lisa Costa

/s/ Jay K. Greyson	Director	August 1, 2023
Jay K. Greyson

/s/ Nanxi Liu	Director	August 1, 2023
Nanxi Liu

/s/ Ana Dutra	Director	August 1, 2023
Ana Dutra

/s/ Henry Maier	Director	August 1, 2023
Henry Maier